United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 23, 2011

Date of Report

[Date of Earliest Event Reported]

PSP Industries, Inc.

(Exact name of Registrant as specified in its Charter)

Utah	000-53526	90-0666440
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2206 North 640 West

West Bountiful, Utah  84087

 (Address of Principal Executive Offices)

(801) 296-8622

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Chisholm, Bierwolf, Nilson & Morrill, Certified Public Accountants, of Salt Lake City, Utah, audited our financial statements for the fiscal years ended June 30, 2010, and 2009, and reviewed our financial statements for the quarterly periods ended September 30, 2009; December 31, 2009; March 31, 2010; September 30, 2010; and December 31, 2010. These financial statements accompanied our 10-K Annual Reports for the years ended June 30, 2010, and 2009, and our 10-Q Quarterly Reports for the quarters ended September 30, 2009, December 31, 2009, March 31, 2010, September 30, 2010, and December 31, 2010, which have been filed with the Securities and Exchange Commission.

Effective as of March 23, 2011, our Board of Directors resolved to dismiss Chisholm, Bierwolf, Nilson & Morrill as its principal accounting firm because that firm has advised us of the imminent revocation of its PCAOB registration and to retain Morrill & Associates, Certified Public Accountants, as our new principal accounting firm.

Chisholm, Bierwolf, Nilson & Morrill’s reports on our financial statements for either of the past two fiscal years contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles, except for a “going concern” qualification included in our auditor's report for the fiscal years ended June 30, 2010, and 2009.

The decision to terminate our current auditors and engage new auditors was approved by the Board of Directors on March, 23, 2011.

During the Company's two most recent fiscal years and during any subsequent interim period preceding the dismissal there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two most recent fiscal years, and through the date of this Current Report, Chisholm, Bierwolf, Nilson & Morrill, has not advised us that any of the following exists or is applicable:

(1)  That the internal controls necessary for us to develop reliable financial statements do not exist, or that information has come to their attention that has led them to no longer be able to rely on our management's representations or that has made them unwilling to be associated with the financial statements prepared by management;

(2)  That we need to expand significantly the scope of our audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with our financial statements for the foregoing reasons or any other reason; or

(3)  That they have advised us that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to its satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to its dismissal or for any other reason the issue has not been resolved to its satisfaction prior to its dismissal.

During our two most recent fiscal years, and through the date of this Current Report, we have not consulted Morrill & Associates, regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever; however, Douglas W. Morrill, CPA, was a member of the auditing firm of Chisholm, Bierwolf, Nilson and Morrill, and was our principal auditor at that firm, and he is a founding member of the auditing firm of Morrill & Associates, our new auditors.

We have provided Chisholm, Bierwolf, Nilson & Morrill with a copy of the disclosure provided under this Item of this Current Report and have advised them to provide us with a letter addressed to the Securities and Exchange Commission as to whether they agree or disagree with the disclosures made herein.  A copy of their response is attached hereto and incorporated herein by this reference.  See Item 9.01 of this Current Report.

Item 9.01.   Financial Statements and Exhibits.

 Exhibit

Number                   Description

16                        Letter from of Chisholm, Bierwolf, Nilson & Morrill, LLC, Certified Public Accountants, dated

March 23, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSP INDUSTRIES, INC.

Date:	3-23-2011	By:	/s/ Eslie O. Barlow
Eslie O. Barlow
Secretary/Treasurer

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